Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Anthony Labozzetta and Steven M. Fusco hereby jointly certify as follows:

They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Sussex Bancorp (the “Company”);

To the best of their knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 (the “Report”) complies in all material respects with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Anthony Labozzetta
ANTHONY LABOZZETTA
President and
Chief Executive Officer
Date: November 15, 2010

By: /s/ Steven M. Fusco
STEVEN M. FUSCO
Senior Vice President and
Chief Financial Officer
Date: November 15, 2010

(A signed original of this written statement required by Section 906 has been provided to Sussex Bancorp and will be retained by Sussex Bancorp and furnished to the Securities Exchange Commission or its staff upon request.)